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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Continental Materials Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTINENTAL MATERIALS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2008 annual meeting of stockholders of Continental Materials Corporation (the "Company") will be held in the Illinois Room at the offices of Fifth Third Bank, 222 South Riverside Plaza, 34th Floor, Chicago, Illinois 60606 on Wednesday, May 28, 2008, at 10:00 a.m. CST, to consider and act upon the following matters:

  (a)
  The election of three directors to serve until the 2011 annual meeting or until their successors are duly elected and qualified;

  (b)
  The ratification of the appointment of Deloitte & Touche LLP ("D&T") as independent registered public accounting firm for the Company for the 2008 fiscal year; and

  (c)
  The transaction of such other business as may properly be presented at the meeting.

        Only stockholders of record at the close of business on April 16, 2008 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of these stockholders will be available to any stockholder, for any germane reason, at the Company's office, 200 South Wacker Drive, Chicago, Illinois, for ten days preceding the meeting and will also be available for inspection at the meeting.

        Accompanying this notice are the Annual Report on Form 10-K for the fiscal year ended December 29, 2007, a proxy statement, a form of proxy, and an envelope for returning the executed proxy to the Company. Even if you plan to attend the Annual Meeting in person, please read these proxy materials and cast your vote on the enclosed proxy as soon as possible. Be sure to sign and date the proxy prior to returning it. Any proxy given by a stockholder may be revoked by such stockholder at anytime prior to the voting of the proxy at the annual meeting.

By Order of the Board of Directors,

Mark S. Nichter Secretary
Chicago, Illinois April 24, 2008

CONTINENTAL MATERIALS CORPORATION
200 South Wacker Drive
Chicago, Illinois 60606

Annual Meeting of Stockholders
PROXY STATEMENT

GENERAL INFORMATION

        The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of Continental Materials Corporation, a Delaware corporation (the "Company"), for use at the annual meeting of the Company's stockholders to be held at 10:00 a.m. CST on May 28, 2008, in the Illinois Room at the offices of Fifth Third Bank, 222 South Riverside Plaza, 34th Floor, Chicago, Illinois 60606. Any properly executed proxy may be revoked by the executing stockholder at any time before it is exercised. Such revocation may be effected by written notice to the Secretary of the Company, by executing a subsequent proxy or by voting at the meeting in person. All proxies duly executed and received will be voted on all matters presented at the meeting. Where a specification as to any matter is indicated, the proxy will be voted in accordance with such specification. Where, however, no such specification is indicated, the proxy will be voted for the named nominees, for the ratification of Deloitte & Touche LLP ("D&T"), and in the judgment of the Proxies on any other proposals. The approximate date on which this proxy statement and the enclosed proxy are first sent or given to stockholders is April 24, 2008.

        The stockholders of record on April 16, 2008, of the 1,599,484 outstanding shares of common stock of the Company, are entitled to notice of and to vote at the annual meeting. Each such share is entitled to one vote on each matter properly proposed at the annual meeting.

        The three nominees who receive the greatest number of votes cast for the election of directors at the 2008 annual meeting by the holders of the Company's common stock entitled to vote at the meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. The affirmative vote of the holders of a majority of the voting power of the Company's common stock, present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary to approve the ratification of the appointment of D&T as independent registered public accounting firm to the Company for the 2008 fiscal year. Under Delaware law and the Company's Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting will be counted for purposes of determining the presence of a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. If a quorum is present at the meeting, the total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. Because the election of directors is determined on the basis of the greatest number of votes cast, abstentions and broker non-votes have no effect on the election of directors. With respect to other matters, shares present in person or by proxy but not voted, whether by abstention, broker non-vote, or otherwise, have the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

        Stockholders may change their vote at any time prior to the vote at the annual meeting. Record holders may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Secretary of the Company prior to the annual meeting, or by attending the annual meeting and voting in person. Beneficial owners may change their vote by submitting new voting instructions to their broker, trustee or nominee, or, if the beneficial owner has obtained a proxy from his or her broker or nominee giving the beneficial owner the right to vote the shares, by attending the meeting and voting in person.

PROPOSAL 1
BOARD OF DIRECTORS

Election of Directors

        The Company has a Board of Directors consisting of nine persons, divided into three classes. The directors of each class serve terms of three years. At this year's Annual Meeting three directors are nominated for election to a three-year term to the class of directors with terms expiring in 2011. The Board has nominated Ralph W. Gidwitz, Peter E. Thieriot and Theodore R. Tetzlaff for election, all of whom are current directors.

        Information regarding each of the nominees is presented in the chart below. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors who would be expected to continue, as nearly as possible, the existing management goals of the Company. No nominations for directors were received from stockholders, and no other candidates are eligible for election as directors at the 2008 Annual Meeting.

        The Proxyholders (named in the accompanying Proxy Card) intend to vote in favor of all of the Board's nominees, except to the extent a stockholder withholds authority to vote for any of the nominees.

Name, Age and Other Positions, if any, with Company	Served as Director Since	Business Experience	Current Term As Director Expires
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
Ralph W. Gidwitz, 72	1984	Managing Partner and Chief Executive Officer of Capital Results LLC (formerly Financial Capital, LLC) a financial consulting company, since 1996.	2008
Peter E. Thieriot, 65 Committee memberships: Audit, Nominating	2001	General Manager of EMR Land Co., LLC, a privately owned land and livestock company since 2006. General Manager of Elk Mountain Ranch Company, LLC, a privately owned livestock ranch, from 1993 to 2006.	2008
Theodore R. Tetzlaff, 64 Committee memberships: Compensation	1981	Partner in the law firm of Ungaretti & Harris LLP since July 1, 2005. Chairman of the Board of Metropolitan Pier and Exposition Authority since 2005. General Counsel of Peoples Energy Corporation, a diversified energy company, from 2003 to 2006. Partner in the law firm of McGuireWoods LLP from 2002 to 2005.	2008

The Board of Directors recommends that stockholders
vote "FOR" the Company's nominees as Directors.

Name, Age and Other Positions, if any, with Company	Served as Director Since	Business Experience	Current Term As Director Expires
DIRECTORS CONTINUING IN OFFICE
Thomas H. Carmody, 61 Committee memberships: Audit, Nominating	1994	Chairman of the Board of Ameridream, a charitable organization providing housing down payment assistance for qualifying individuals, since 2003. Chief Executive Officer of Summitt International, LLC, a sports marketing and distribution company, since 1999.	2009
Ronald J. Gidwitz, 63	1974	Partner in GCG Partners, a strategic consulting and equity capital firm, since 1998.	2009
Darrell M. Trent, 68 Committee memberships: Audit, Compensation	1997	Chairman of the Board and Chief Executive Officer of Acton Development Company, Inc., a real estate development and property management company, since 1988.	2009
William D. Andrews, 60	1994	Former Senior Vice President, Executive Vice President and Director of Fixed Income for Stein, Roe & Farnham, a financial services company. Mr. Andrews served in such position for Stein, Roe & Farnham from 1986 to 2002.	2010
Betsy R. Gidwitz, 67	1996	Former Instructor at Massachusetts Institute of Technology until 1992	2010
James G. Gidwitz, 61, Chairman of the Board and Chief Executive Officer	1978	Chairman of the Board and Chief Executive Officer of the Company since 1983.	2010

Family Relationships

        James G. Gidwitz and Ronald J. Gidwitz, together with their siblings and all descendants, and Ralph W. Gidwitz and Betsy R. Gidwitz, together with their sibling and all descendants, are herein referred to as the "Gidwitz Family." See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

Corporate Governance/Board of Directors

        The Board of Directors recognizes the importance of good corporate governance as a means of addressing the needs of the Company's stockholders, employees, customers and community. Pursuant to the Delaware General Corporation Law, under which the Company is organized, the business, property and affairs of the Company are managed under the direction of the Board. Members of the Board are kept informed of the Company's business through discussions with the Chairman and management, by reviewing monthly financial and operational summaries and other materials prepared for them by management and by participating in meetings of the Board and its committees. During 2007, the Board held four meetings and the committees held a total of nine meetings. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors during the time when they served. The Company's policy is to invite and encourage all directors to attend the annual meeting of stockholders. All current directors attended the 2007 meeting of stockholders.

        In furtherance of its corporate governance responsibilities, during April 2004, the Board of Directors adopted a formal Code of Ethics for the CEO and Senior Financial Officers and a formal General Code of Business Conduct and Ethics which is intended to provide guidelines regarding the actions of all of the Company's directors, officers and employees. A copy of this policy was filed with the SEC as Exhibit 14 to the Company's Form 10-K for the fiscal year ended January 3, 2004, and is available on the SEC's website at www.sec.gov.

Director Independence

        The American Stock Exchange ("AMEX") corporate governance rules require that the board of directors of a listed company consist of a majority of independent directors. The Company's Board of Directors has affirmatively determined, after careful review, that William D. Andrews, Thomas H. Carmody, Theodore R. Tetzlaff, Peter E. Thieriot and Darrell M. Trent are independent members as defined by the AMEX corporate governance rules but that Mr. Tetzlaff does not satisfy the more strict independence rules of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley Act) only as they pertain to directors serving on the Audit Committee of the Board. Based upon the Board's determination of member independence, the Board composition satisfies the AMEX requirement that a majority of the Board qualify as independent.

Committees of the Board

        The Company's Board of Directors has established an Audit Committee, Compensation Committee and a Nominating Committee. Each Board committee consists solely of independent directors, as required and defined by the AMEX corporate governance rules and the Sarbanes-Oxley Act. The Company believes that the committee charters comply with the rules of the AMEX and the requirements of the Sarbanes-Oxley Act. All committee charters are available in print upon request by writing to the Corporate Secretary, Continental Materials Corporation, 200 South Wacker Dr. Suite 4000, Chicago, Illinois 60606.

Audit Committee

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. A written charter defining the responsibilities of the Committee has been adopted. During 2007, the Audit Committee was (and still is) composed of Peter E. Thieriot, Chairman, Darrell M. Trent and Thomas H. Carmody. Also see "AUDIT COMMITTEE REPORT" below for discussion of the Audit Committee's responsibilities. There were six Audit Committee meetings in fiscal year 2007.

Compensation Committee

        The primary function of the Compensation Committee is to establish and administer compensation policy and plans with respect to the officers of the Company and its subsidiaries. A written charter defining the responsibilities of the Compensation Committee has been adopted. The Compensation Committee was (and still is) composed of Theodore R. Tetzlaff, Chairman, and Darrell M. Trent. See "COMPENSATION COMMITTEE REPORT" for discussion of responsibilities. The Compensation Committee held two meetings in fiscal year 2007.

Nominating Committee

        The primary function of the Nominating Committee is to (a) review the composition of the Board for succession planning purposes, as well as to ensure that the skills and expertise deemed necessary for Board membership are well represented on the Company's Board; (b) identify individuals qualified to serve as members of the Board; (c) recommend to the Board director nominees to be presented at the annual meeting of stockholders and nominees to fill vacancies on the Board, whether caused by retirement, resignation, death or otherwise; and (d) develop and recommend to the Board such corporate governance policies as the Nominating Committee believes appropriate and desirable. A written charter defining the responsibilities of the Nominating Committee has been adopted.

        Director nominees are generally identified through recommendations from members of the Board or management, however, candidates recommended by stockholders will be considered. To recommend a candidate for consideration by the Nominating Committee, a stockholder must submit the recommendation in writing to the Company's Corporate Secretary at the following address:

                  Corporate Secretary
                  Continental Materials Corporation
                  200 South Wacker Dr. Suite 4000
                  Chicago, Illinois 60606

        The Nominating Committee requires that the recommendation include the following:

  •
  the name and address of the stockholder making the recommendation and evidence of his or her ownership of Company stock, including the number of shares and period of ownership;

  •
  the name and address of the director candidate, and his or her resume or listing of qualifications, taking into account the criteria described below; and

  •
  the candidate's signed consent to be named in the proxy statement and to serve as a director if elected.

        For a candidate to be considered by the Nominating Committee for inclusion in the slate of nominees proposed by the Board at the next annual meeting of stockholders, the stockholder's recommendation must be received by the Corporate Secretary no later than January 7, 2009. The Company does not intend to evaluate nominees proposed by stockholders any differently than other nominees to the Board.

        The Nominating Committee maintains formal criteria for selecting directors to assure that each candidate:

  •
  possesses fundamental qualities of intelligence, honesty, business acumen, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;

  •
  has a genuine interest in the Company and a recognition that as a member of the Board, each director is accountable to all Company stockholders;

  •
  has a background that demonstrates an understanding of business and financial affairs;

  •
  is or has been in a senior position in a corporation, university or major unit of government;

  •
  has no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the Company and its stockholders;

  •
  has the ability and is willing to spend the time required to function effectively as a director;

  •
  is compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; and

  •
  has independent opinions and is willing to state them in a constructive manner.

        The above criteria constitute minimum qualifications that a candidate recommended by the Nominating Committee to the Board of Directors must meet prior to being considered for a position.

        During 2007, the Nominating Committee was (and still is) composed of Thomas H. Carmody, Chairman, and Peter E. Thieriot. The Nominating Committee held one meeting, attended by both members, in fiscal year 2007. The Nominating Committee approved the inclusion of the three directors standing for re-election on the Company's proxy card for the 2008 annual meeting.

Executive Sessions

        The Company's Board of Directors has determined that, in order to satisfy its corporate governance responsibilities, the Board will meet in executive session without management or any employee director present as often as deemed appropriate and at least annually. The Audit Committee is also required by its charter to meet at least annually in separate executive sessions with the independent auditor and management. These requirements were met during 2007.

Annual Assessment of Board and Committee Performance

        The Board performs an annual review of its own performance, structure and processes in order to assess its effectiveness. Each committee of the Board also conducts a similar annual self-evaluation.

Contacting the Board of Directors

        The Company has established a process for sending communications to members of the Board. Specifically, stockholders and other interested parties may contact any of the Company's directors, including the Chairman, by mail at the following address:

                  Continental Materials Director
                  c/o Corporate Secretary
                  Continental Materials Corporation
                  200 South Wacker Dr. Suite 4000
                  Chicago, Illinois 60606

        All communications will be forwarded by the Company's Corporate Secretary directly to the named director or the Chairman of the Board, if no individual director is specified.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as set forth below with management and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Theodore R. Tetzlaff (Chairman)
Darrell M. Trent

        This Compensation Committee Report is not to be deemed "soliciting material" or deemed to be filed with the SEC or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, except to the extent specifically requested by the Company or specifically incorporated by reference in documents otherwise filed.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

        The Compensation Committee makes recommendations to the Board concerning compensation for the named executive officers and determines compensation for other officers. The Committee also oversees benefit plans in which the named executive officers participate. The Compensation Committee is comprised of independent directors, as discussed above under "Corporate Governance," "Committees of the Board," and "Director Independence."

        The Company believes that executive compensation should be closely linked to corporate performance. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation should be higher than in years in which the performance is below expectations. At the same time, the Compensation Committee is cognizant of its need to offer compensation that is competitive. By providing the opportunity for compensation that is comparable to the levels offered by other similarly situated companies, the Company is able to attract and retain key executives. The Committee regularly reviews the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The Committee periodically engages an independent compensation consulting firm to assist it in determining the competitiveness of the Company's overall compensation structure. Compensation is reviewed from a base salary standpoint as well as considering the total compensation package received by each executive. A written report of the conclusions of the independent compensation consulting firm is provided to management and the Compensation Committee. In years that compensation is not reviewed by an independent compensation consultant, the Committee tends to consider the consumer price index as a benchmark for base salary increases.

Compensation Program Components

        To achieve its compensation goals, the executive compensation program consists primarily of the following components:

  •
  base salary

  •
  cash bonus

  •
  defined contribution profit sharing plan

  •
  perquisites and other benefits

        All components are reviewed annually, individually and in the aggregate, considering corporate performance and individual initiative and performance. While each component is discussed in more detail below, it is the Committee's intention to establish base salaries commensurate with those paid by companies of similar size and complexity while providing the named executive officers with the ability to receive a significant portion of their total compensation through the Company's bonus program—contingent on meeting corporate and personal performance goals related to the Company's operations. This places a large percentage of their compensation at risk while more closely aligning their interests with the interests of the Company's stockholders. The employee benefits and perquisites offered by the Company have generally been established in response to competitive offerings and also with the goal of enabling the executives to focus on their job duties. As noted above, the Compensation Committee considers the written report from the independent compensation consulting firm, in years when a formal review is performed, the recommendations of the Chief Executive Officer and the Committee's own discretion in establishing both the base salary and total compensation packages for the executives.

Base Salaries

        Base salaries are used to provide annual cash income to executives to compensate them for services rendered during the fiscal year. The Compensation Committee establishes salaries each year based on each officer's individual responsibilities, performance and through comparisons with companies of similar size and complexity. Officer salaries are typically reviewed and adjusted each year at the Committee's meeting in either March or May. At the suggestion of management, the Committee did not award salary increases to the Company's officers at the beginning of fiscal 2007 but awarded increases of approximately 4% effective July 1, 2007. Management's suggestion to delay officer increases was driven by the decline in operating performance during the latter half of 2006 and uncertainties at the beginning of 2007. The Committee awarded increases in officer salaries for 2006 based primarily on a review of salary levels performed by an independent compensation consultant. In preparing its recommendations, the consultant considered each individual's responsibilities and salaries paid by companies of similar size and complexity for similar positions. The Compensation Committee has determined that salary levels be targeted at the median of industry salary levels. For those years that no independent review is performed, increases are generally based upon the Department of Labor index of increases in general compensation levels. As of the date of this proxy statement, the Committee had not yet met to consider increases for 2008.

Cash Bonuses

        The bonus program is intended to provide an opportunity to receive additional cash compensation but only if it is earned through achievement of specified performance goals. At the beginning of each year, the Compensation Committee establishes the annual target goals for earnings and return on net investment considering the Company's annual business plan, the Company's prior year's performance and the performance of other companies in the industry segments in which the Company competes. In this context, "return on net investment means the pre-tax profit as a percentage of the sum of the average shareholders' equity plus the average bank debt for the year. Personal goals are also established for executives. The Committee relies primarily on mathematical formulae in calculating the portion of the bonuses to be granted related to the goals established for earnings and return on net investment. The level of achievement of personal goals is more subjective and is often based on the successful achievement of certain transactions or other goals which may be measured by the Committee on a discretionary, non-quantifiable basis. The Committee believes that these performance measures serve to align the interests of executives with the interests of stockholders.

        Under the current bonus program, the bonus criteria are weighted as follows: earnings goal—40%; return on net investment goal—40%; personal goals and accomplishments—20%. The three executives are eligible to earn bonus awards as a percentage of their base salaries as follows:

Name	Threshold	Target	Maximum
James G. Gidwitz	30%	60%	120%
Joseph J. Sum	20%	40%	80%
Mark S. Nichter	15%	30%	60%

        Each of the three criteria is reviewed to determine the level of achievement, if any, and the appropriate percentage award is calculated. To illustrate hypothetically by way of example, achievement of the threshold level on the return on net investment and personal goals and the target level for the earnings goal for Mr. Gidwitz, would be calculated as follows: 30% × 40%, or 12%, awarded for the return on net investment performance; 30% × 20%, or 6%, for the personal goals; and 60% × 40%, or 24%, for the profit performance. This would yield a total award of 42% of Mr. Gidwitz base salary, or $214,200 calculated on his 2007 salary. The Committee's policy and belief is that eligible employees should have a reasonable likelihood of achieving the target level of performance such that, over time, the bonuses paid should be at or near the target level. During 2007, bonuses for the named executive officers were awarded based solely on personal goals as both earnings and the return on net investment fell short of the threshold level. The performance of the personal goal performance measures for each of the named executive officers resulted in achievement levels rated between the Target and Maximum levels.

Profit Sharing Plan, Benefits and Perquisites

        Executives participate in each of the benefit plans or arrangements that are made available to all salaried employees generally, including medical and dental benefits, life and disability insurance, and the profit sharing plan which is qualified under Internal Revenue Code Section 401(k). The Compensation Committee considers all of these plans and benefits when reviewing total compensation of the named executive officers. With respect to life insurance, the Company pays 100% of the premium associated with the first $50,000 of coverage (as provided for all employees). The premium associated with additional coverage, three and a half times salary to a maximum of $500,000, is added to the individual's taxable wages. Life insurance in excess of those amounts is at the discretion of the employee and the associated premiums are paid by the individual. In addition any individual whose compensation is in excess of the amount eligible for the Company matching contribution as established by the Internal Revenue Service, participates in an unfunded Supplemental Profit Sharing Plan as described below. The Company does not provide any benefit plans intended to benefit only the named executive officers.

        The Company provides company-leased cars to the named executive officers for their use. An annual bonus is paid, and included in the individual's taxable wages, which is used to reimburse the Company for the lease expense incurred for the year. This bonus is grossed up for the related taxes. In providing the cars to the executives, the Committee considered the frequency that the executives found it necessary to work outside of normal business hours when other forms of transportation were less available or convenient.

        The Company has, on occasion, provided the named executive officers with a de minimus amount of tax or legal service. During 2007, $1,285 was incurred and paid for the Chief Executive Officer. The Company does not provide any other perquisites to the named executive officers such as club memberships or personal travel.

Stock Option and Long-Term Equity Plans

        There are no equity compensation plans, whether approved by security holders or not, existing as of December 29, 2007. The Compensation Committee believes that equity compensation plans are not a necessary component of executive compensation at the present time due to the number of shares currently held by affiliates of the Company and the limited market liquidity for our shares.

Conclusion

        After reviewing all of the components of its existing compensation program, including perquisites, the Compensation Committee has determined that the total annual compensation received by the named executive officers and other officers of the Company is reasonable and competitive with the compensation programs provided by other corporations of similar size and complexity. Moreover, the Committee believes that it has set compensation at levels that reflect each executive officer's contribution towards the Company's objectives.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Theodore R. Tetzlaff, a member of the Compensation Committee, is a partner in the law firm of Ungaretti & Harris LLP. From time to time, the Company retains Ungaretti & Harris to provide it with legal services. The dollar amount of fees paid to Ungaretti & Harris by the Company during 2007 did not exceed 5% of that firm's annual gross revenues.

EXECUTIVE SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation of the Company's principal executive officer, principal financial officer and the Company's only other executive officer for 2007. The amounts shown include all compensation for services to the Company and its subsidiaries in all capacities.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value And Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
James G. Gidwitz Chairman and Chief Executive Officer(1)	2007 2006	$510,000 500,000	$75,000 95,000	None None	None None	None None	None None	$173,307 139,860	$758,307 734,860
Joseph J. Sum Vice President and Chief Financial Officer(2)	2007 2006	234,500 230,000	30,000 37,000	None None	None None	None None	None None	61,414 69,307	325,914 336,307
Mark S. Nichter Secretary and Controller(3)	2007 2006	138,750 136,000	13,000 16,500	None None	None None	None None	None None	23,107 31,729	174,857 184,229
(1)
Mr. Gidwitz, age 61, has served as a director of the Company since 1978, and has been Chairman of the Board and Chief Executive Officer of the Company since 1983.

(2)
Mr. Sum, age 60, currently serves as Chief Financial Officer, Vice President and Treasurer of the Company, and has been an officer of the Company since 1978. Mr. Sum has been Vice President and Treasurer of the Company since 1988. Mr. Sum previously served as Assistant Treasurer of the Company from 1978 through August 1988, Controller from 1979 through January 1989 and Secretary from 1983 through February 1993.

(3)
Mr. Nichter, age 57, currently serves as Secretary and Controller of the Company. Mr. Nichter has been an officer of the Company since 1989. Mr. Nichter has served as the Company's Secretary since 1992 and Corporate Controller since 1989.

(4)
All Other Compensation includes other compensation not required to be included in any other column. The items comprised by these totals are set forth in the following table:

Name	Year	Contributions to 401(k) Plan	Contributions to Supplemental Profit Sharing Plan	Imputed Gain (Loss) on Supplemental Balance (1)	Company Paid Life Insurance Premiums	Company Provided Auto or Auto Allowance (2)	Other	Total
James G. Gidwitz	2007 2006	$6,750 17,600	$11,400 36,000	$81,256 40,398	$5,515 4,756	$23,284 23,450	$1,285 1,005	$173,307 139,860
Joseph J. Sum	2007 2006	6,750 17,600	1,395 5,760	31,048 24,052	5,224 4,160	16,997 17,735	None None	61,414 69,307
Mark S. Nichter	2007 2006	4,657 13,120	None None	None None	2,763 2,404	15,687 16,205	None None	23,107 31,729
  (1)
  The imputed gain or loss is determined by applying the same rate of return to the deferred balances as the employee has realized on his 401(k) Plan investments exclusive of investments in the Company's common stock, if any.

  (2)
  The amounts paid to Messrs. Gidwitz, Sum and Nichter represent payments to them from which they, in turn, reimbursed the Company for the annual amount expended for the leased cars. The 2007 amounts included a gross-up for taxes of $9,186, $6,366 and $5,090, respectively, while the 2006 amounts included a gross-up for taxes of $9,251, $6,642 and $5,258, respectively.

Retirement Benefits

        401(k) Plan:    The Company has various contributory profit sharing retirement plans qualified pursuant to Internal Revenue Code Section 401(k) for the benefit of qualifying employees, including the named executives. The Company matches employees' contributions up to 3%. In addition, the Company makes an annual contribution, at its discretion, based primarily on profitability.

        Unfunded Supplemental Profit Sharing Plan:    The Company also maintains an unfunded supplemental profit sharing plan for salaried employees which enables the Company to pay, to any person whose contribution to the 401(k) plan has been restricted as a result of the limitations imposed by Section 401 of the Internal Revenue Code, an amount equal to the difference between the amount the person would have received as Company matching contributions to his account under the 401(k) plan had there been no limitations and the amount the person will receive under the 401(k) plan giving effect to the limitations.

        The Supplemental Plan provides for the employees' balances to be credited with a gain or loss determined by applying the same rate of return to the deferred balances as the employees realized on their 401(k) plan investments exclusive of investments in the Company's common stock.

        The Supplemental Profit Sharing Plan is unfunded and amounts owed to the employees covered thereby are considered to be general obligations of the Company. The Supplemental Plan was amended in 2007 to remain in compliance with Internal Revenue Service Rule 409A. Two separate plans were created for each participant whose account was credited with contributions both before and after December 31, 2004. The original Supplemental Plan for contributions made prior to 2005 was amended to contain provisions which allow an employee to take an in-service withdrawal of amounts accumulated in the Supplemental Plan prior to December 31, 2004 provided the employee forfeits 10% of his then current Supplemental Profit Sharing Plan account balance. The forfeited amount reverts back to the Company. The Plan complies with Internal Revenue Service Rule 409A. The new Supplemental Plan for contributions after 2004 does not permit in-service withdrawals.

Nonqualified Deferred Compensation

        The following table summarizes information with respect to the Supplemental Profit Sharing Plan.

Name	Executive contributions in last FY	Registrant contributions in last FY	Aggregate earnings in last FY	Aggregate withdrawals/ distributions	Aggregate balance at last FYE
James G. Gidwitz	$0	$36,000	$81,256	$0	$301,559
Joseph J. Sum	0	5,760	31,049	0	218,894
Mark S. Nichter	0	0	0	0	0

(1)
Registrant contributions are reported in the above table as they were contributed during 2007. The amounts reported in the Summary Compensation Table are the amounts earned for 2007 and 2006. Amounts earned for a given fiscal year are generally contributed in the succeeding fiscal year.

(2)
These amounts are reported in the Summary Compensation Table as a component of the "All Other Compensation" amount.

Equity Compensation Plans

        There are no equity compensation plans, whether approved by security holders or not, existing as of December 29, 2007.

DIRECTOR COMPENSATION

        Each director who is not an officer or employee of the Company is paid a retainer of $15,000 per year, plus the following fees:

  •
  $750 for each Board meeting attended;

  •
  $750 for each committee meeting attended;

  •
  $6,000 Audit Committee chair retainer fee;

  •
  $3,000 Retainer fee for all other committee chairs.

Director Summary Compensation Table

        The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 29, 2007.

Name (1)	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Deferred Compensation Earnings	All Other Compensation (2)	Total
William D. Andrews	$18,000	$0	$0	$0	$0	$0	$18,000
Thomas H. Carmody	$25,500	$0	$0	$0	$0	$0	$25,500
Betsy R. Gidwitz	$17,250	$0	$0	$0	$0	$0	$17,250
Ralph W. Gidwitz	$18,000	$0	$0	$0	$0	$0	$18,000
Ronald J. Gidwitz	$18,000	$0	$0	$0	$0	$0	$18,000
Theodore R. Tetzlaff	$22,500	$0	$0	$0	$0	$0	$22,500
Peter E. Thieriot	$27,750	$0	$0	$0	$0	$0	$27,750
Darrell M. Trent	$22,500	$0	$0	$0	$0	$0	$22,500

(1)
James G. Gidwitz, Chief Executive Officer and Chairman of the Board, is not included in this table as he is an employee of the Company and receives no additional compensation for his service as director. Mr. Gidwitz' compensation is shown in the above Executive Summary Compensation Table.

(2)
None of the directors received perquisites or other personal benefits.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following information is furnished as to the Common Stock of the Company owned beneficially as of April 11, 2008 by (i) each director, (ii) the named executive officers, (iii) directors and named executive officers as a group, and (iv) persons that have reported beneficial ownership of more than 5% of the Company's Common Stock.

Name and Address of Beneficial Owner	No. of Shares		Percent of Class (1)
Gidwitz Family (2) 200 South Wacker Drive, Suite 4000 Chicago, Illinois 60606	877,541	(3)	54.9%
Warren G. Lichtenstein 590 Madison Ave, 32nd Floor New York, New York 10023	335,700	(4)	21.0%
Franklin Advisory Services, LLC One Parker Plaza, 16th Floor Fort Lee, NJ 07024	109,000	(5)	6.8%
William D. Andrews	2,000		*
Thomas H. Carmody	200		*
James G. Gidwitz	96,823	(3)(6)))	6.1%
Betsy R. Gidwitz	6,002	(7)	*
Ralph W. Gidwitz	6,002	(8)	*
Ronald J. Gidwitz	6,002	(9)	*
Mark S. Nichter	0		*
Joseph J. Sum	16,087	(10)	1.0%
Theodore R. Tetzlaff	0		*
Peter E. Thieriot	2,000		*
Darrell M. Trent	2,000		*
All directors, nominees and named officers as a group (includes ten persons)	912,867	(11)	57.1%

*
Percentage of shares beneficially owned does not exceed 1%.

(1)
Calculations are based on 1,599,484 shares of Common Stock outstanding as of April 11, 2008.

(2)
The Gidwitz family includes James G. Gidwitz, Ronald J. Gidwitz and their three siblings, and Ralph W. Gidwitz, Betsy R. Gidwitz and their sibling. These eight family members, together with their descendants, are herein referred to as the "Gidwitz Family." The Gidwitz Family holdings include the shares identified in the table above and directly owned by James G. Gidwitz, Betsy R. Gidwitz, Ralph W. Gidwitz and Ronald J. Gidwitz, as well as the following shares:

(a)
727,126 shares owned by the CMC Partnership whose managing partners are Betsy R. Gidwitz, James G. Gidwitz, Ralph W. Gidwitz, and Ronald J. Gidwitz;

(b)
5,256 shares owned by the CMC-GFAM Partnership whose beneficial owners are certain members of the Gidwitz Family, including trusts created for the benefit of the children of James G. Gidwitz and Ronald J. Gidwitz; and

(c)
30,330 shares held directly by members of the Gidwitz family members other than named directors and executive officers listed in the security ownership of management table above.

        With respect to the shares referenced in this Note, the beneficial owners indicated in (c) have sole voting and investment power and the beneficial owners indicated in (a) and (b) have shared voting and investment power.

(3)
Includes 30,821 shares credited to James G. Gidwitz's account in the Employees Profit Sharing Retirement Plan.

(4)
Includes 335,700 shares held by Steel Partners II, L.P. By virtue of his position with Steel Partners II, Mr. Lichtenstein has sole power to vote and dispose of such 335,700 shares. Information is per the most recent Schedule 13D filed with the Securities and Exchange Commission on December 28, 2007.

(5)
Represents ownership of 109,000 shares reported in a Schedule 13G dated December 31, 2006, by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC (FAS). According to the Schedule 13G, the shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of FRI. FAS, as the investment adviser, retains sole investment and voting power over the shares.

(6)
Does not include 727,126 shares held indirectly by James G. Gidwitz through CMC Partnership or 5,256 shares held indirectly by James G. Gidwitz through CMC-GFAM Partnership, over which he has shared voting and investment power.

(7)
Does not include 727,126 shares held indirectly by Betsy R. Gidwitz through CMC Partnership over which she has shared voting and investment power.

(8)
Does not include 727,126 shares held indirectly by Ralph W. Gidwitz through CMC Partnership over which he has shared voting and investment power.

(9)
Does not include 727,126 shares held indirectly by Ronald J. Gidwitz through CMC Partnership or 5,256 shares held indirectly by Ronald J. Gidwitz through CMC-GFAM Partnership, over which he has shared voting and investment power.

(10)
Includes 11,087 shares credited to Joseph J. Sum's account in the Employees Profit Sharing Retirement Plan.

(11)
Includes 54,947 shares held by the Company's Employees Profit Sharing Retirement Plan, which includes: (a) 30,821 shares credited to James G. Gidwitz's account and 11,087 shares credited to Joseph J. Sum's account; and (b) 13,039 shares credited to other employees' accounts, as to which James G. Gidwitz, Mark S. Nichter and Joseph J. Sum share voting power (with respect to certain matters) as trustees of such Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and owners of more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of beneficial ownership and changes in ownership, on Forms 3, 4 and 5. Such officers, directors and 10% owners are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, all officers, directors and 10% owners of the Company complied with the Section 16(a) filing requirements during fiscal year 2007.

Certain Relationships and Related Transactions

        The Company purchases insurance coverage for workers' compensation, general and product liability together with another company controlled by the Gidwitz Family to minimize insurance costs and to obtain other more favorable terms. The cost of such insurance is allocated based upon a formula that considers, among other things, nature of risk, loss history and size of operations. From time to time, the Company will advance payments to the insurance carriers on behalf of the other company. The Company invoices the other company its respective share of each payment. During fiscal 2007, the other company paid its respective share in the same month that it was invoiced. The Company's participation in this arrangement has, in management's opinion, resulted in significant savings to the Company in terms of the cost of insurance premiums and other related charges.

        Theodore R. Tetzlaff has served as a director of the Company since 1981. Mr. Tetzlaff is a partner in the law firm of Ungaretti & Harris LLP. During fiscal 2007, the Company retained Ungaretti & Harris to provide it with legal services. The dollar amount of fees paid to Ungaretti & Harris did not exceed 5% of the firm's annual gross revenues.

AUDIT COMMITTEE REPORT

        Management is responsible for Continental Materials' internal controls and financial reporting process. D&T is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing an opinion on the fairness of the presentation of those statements in accordance with accounting principles generally accepted in the United States. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee consists of three directors, each of whom the Board has determined meets the independence criteria of the AMEX and the Sarbanes-Oxley Act. The members of the Audit Committee are Peter E. Thieriot, Chairman, Darrell M. Trent and Thomas H. Carmody. The Board has determined that Peter E. Thieriot qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission.

Charter

        The Audit Committee's duties and responsibilities are set forth in a written charter, which was initially adopted and approved by the Board on May 24, 2000 and amended in January 2004 to address the requirements of the Sarbanes-Oxley Act and the AMEX corporate governance rules.

        In the course of fulfilling its responsibilities, the Audit Committee has:

  •
  engaged D&T as the Company's independent auditors;

  •
  reviewed and discussed the Company's audited financial statements with management;

  •
  reviewed and discussed with management the selection, application and disclosure of critical accounting policies of the Company and the Company's internal control procedures;

  •
  discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting;

  •
  discussed with D&T the selection, application and disclosure of the Company's critical accounting policies;

  •
  discussed with D&T the audit plan, scope, identification of audit risks and the Company's internal control procedures;

  •
  received written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees;

  •
  discussed with representatives of D&T the public accounting firm's independence from Continental Materials Corporation and management; and

  •
  considered whether the provision by D&T of non-audit services is compatible with maintaining D&T's independence.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Continental Materials Corporation's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2007 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Peter E. Thieriot (Chairman)
Darrell M. Trent
Thomas H. Carmody

INDEPENDENT AUDITORS

        Fees for services and expenses performed by D&T related to the 2007 and 2006 fiscal years were as follows:

	2007	2006
Audit Fees(1)	$407,500	$288,500
Audit Related Fees(2)	40,500	0
Tax Fees(3)	0	7,250
All Other Fees	0	0

Total	$448,000	$295,750

(1)
Consists of fees for the audit of our financial statements including the review of the financial statements included in the quarterly reports on Form 10-Q and the provision of attestation services in connection with statutory and regulatory filings or engagements.

(2)
Consists of fees for services relating to the audit of the consolidated annual financial statements and accounting consultations.

(3)
Consists of fees for services related to tax compliance, tax advice and tax planning.

        In accordance with the applicable rules of the Securities and Exchange Commission, the Audit Committee has established policies and procedures for pre-approval of all audit and permitted non-audit services to be provided by its independent registered public accounting firm. The Audit Committee must separately pre-approve the engagement of the independent registered public accounting firm to audit the Company's consolidated financial statements. The Audit Committee has established a pre-approval policy for engaging the independent registered public accounting firm for other audit and permissible non-audit services. Under the policy, the Audit Committee has specified audit, audit-related, tax and regulatory services that may be performed by the independent registered public accounting firm. The engagement for those services specified in the policy requires the further, separate pre-approval of the Chairman of the Audit Committee or the entire Audit Committee, if specific dollar thresholds set forth in the policy are exceeded. Services not specified in the policy will require separate pre-approval by the Audit Committee. The audit, audit-related, tax and other services provided by D&T in 2007 and 2006, described above, were all approved by the Audit Committee in accordance with this policy.

PROPOSAL 2
RATIFICATION OF ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors and the Audit Committee recommend ratification of the continued engagement of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the 2008 fiscal year ending January 3, 2009. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by stockholders. Therefore, an appropriate resolution ratifying the engagement will be submitted to the stockholders at the annual meeting. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of D&T, the Audit Committee will consider the selection of another independent registered public accounting firm for fiscal 2008 and future years.

        A representative of D&T is expected to be present at the stockholders' annual meeting to respond to appropriate questions and to make a statement if he/she so desires.

        The Audit Committee recommends that stockholders vote "FOR" the ratification of D&T as independent registered public accounting firm for the Company for the 2008 fiscal year.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

        The deadline for receipt of stockholder proposals for inclusion in the Company's proxy statement for its 2009 annual meeting is January 7, 2009. With respect to stockholder proposals not included in the Company's proxy statement and form of proxy, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the stockholder does not give timely notice of the matter to the Company by March 13, 2009. This notice requirement and deadline are independent of the notice requirement and deadline described above for a stockholder proposal to be considered for inclusion in the Company's proxy statement. Management does not know of any matters to be presented at the annual meeting other than those set forth in this proxy statement. If any other matters not now known come before the annual meeting, the persons named in the proxies will vote in their discretion using their best judgment.

EXPENSES OF PROXY SOLICITATION

        The entire expense of preparing, printing and mailing the form of proxy and the material used for the solicitation thereof will be borne by the Company. In addition, the Company has retained the services of InvestorCom, Inc. to solicit proxies from nominees and brokers' accounts at a cost of approximately $3,750. Solicitation of proxies will be made by mail but also may be made through oral communications by directors, officers or employees of the Company who will receive no additional compensation for such efforts.

By Order of the Board of Directors,

James G. Gidwitz Chairman of the Board
Chicago, Illinois April 24, 2008

CONTINENTAL MATERIALS CORPORATION	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY To vote for all nominees listed below			FOR	AGAINST	ABSTAIN
1.	Election of three nominees to the Board of Directors.	☐	☐	2.	Approval and ratification of the Directors’ appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending January 3, 2009.	☐	☐	☐
	Nominees:
	01 Ralph W. Gidwitz				The Proxy is solicited on behalf of the Board of Directors of the Company.
	02 Peter E. Thieriot and
	03 Theodore R. Tetzlaff

	(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.)

	Signature		Signature			Date		2008

Please sign exactly as name appears above. Executors, administrators, trustees, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

	FOLD AND DETACH HERE

CONTINENTAL MATERIALS CORPORATION

Proxy Card For Annual Meeting On May 28, 2008

The undersigned hereby appoints James G. Gidwitz and Ronald J. Gidwitz as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, either individually or jointly, as designated below, all the shares of common stock of Continental Materials Corporation held of record by the undersigned on April 16, 2008, at the annual meeting of stockholders to be held on May 28, 2008, or any adjournment thereof. This proxy is revocable at any time before it is exercised. Such revocation may be effected by written notice to the Secretary of the Company, by executing a subsequent proxy or by voting at the meeting in person.

The Board of Directors unanimously recommends a vote FOR Proposals (1) and (2).

This Proxy will be voted as directed or, if no instructions are given, it will be voted “FOR” election of all nominees as Directors of the Company, and “FOR” approval and ratification of the appointment of the independent registered public accounting firm. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.
YOUR VOTE IS IMPORTANT.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL 1 BOARD OF DIRECTORS
STOCKHOLDER PROPOSALS AND OTHER MATTERS
EXPENSES OF PROXY SOLICITATION